UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Consulting Services Agreement between MFA and Stewart Zimmerman.  Pursuant to the terms of the previously disclosed amended and restated employment agreement between MFA Financial, Inc. (the “Company”) and Stewart Zimmerman (who retired as the Company’s chairman and chief executive officer on December 31, 2013), on December 31, 2013, the Company entered into a consulting services agreement (the “Consulting Agreement”) with Mr. Zimmerman.

Pursuant to the terms of the Consulting Agreement, Mr. Zimmerman will, as may be requested by the Company, consult with and advise the Company’s Chief Executive Officer or other designee of the Company’s Board of Directors regarding business, market, legal and regulatory developments and opportunities and strategies in connection with the business of acquiring and managing a portfolio of residential mortgage-backed securities in a real estate investment trust. Among other terms, the Consulting Agreement provides for the payment to Mr. Zimmerman of a consulting fee of $65,500 per month for the twelve-month period from December 1, 2014, through December 31, 2014.  In addition, the Consulting Agreement contains various terms and conditions regarding confidentiality of Company information and matters, exclusivity of service to the Company, non-solicitation of Company employees and treatment and return of Company property.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1. The above description of the principal terms of the Consulting Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference into this Item 5.02(e).

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Consulting Services Agreement, entered into as of December 31, 2013, by MFA Financial, Inc. and Stewart Zimmerman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: January 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services Agreement, entered into as of December 31, 2013, by MFA Financial, Inc. and Stewart Zimmerman